                                                                       (m)(2)(i)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

               AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

                                       FOR

                                ING MUTUAL FUNDS

                                 CLASS A SHARES

                                                       MAXIMUM COMBINED SERVICE AND
FUND                                                        DISTRIBUTION FEES
----                                          ---------------------------------------------
                                              (as a percentage of average daily net assets)
ING Disciplined International SmallCap Fund                       0.25%
ING Diversified International Fund                                0.25%
ING Emerging Countries Fund                                       0.35%
ING Emerging Markets Fixed Income Fund                            0.25%
ING Foreign Fund                                                  0.25%
ING Global Bond Fund                                              0.25%
ING Global Equity Dividend Fund                                   0.25%
ING Global Value Choice Fund                                      0.35%
ING Greater China Fund                                            0.25%
ING Index Plus International Equity Fund                          0.25%
ING International Capital Appreciation Fund                       0.25%
ING International Real Estate Fund                                0.25%
ING International SmallCap Fund                                   0.35%
ING International Value Choice Fund                               0.25%

Effective Date: December 20, 2006